Exhibit 10.4
Long-Term Incentive
Management Objectives and Formula

Management Objective:	The applicable Management Objective is average economic value added (“EVA”) for 2009, 2010 and 2011 (“Average 2009-2011 EVA”). For each such year, EVA will equal (1) pre-tax operating income for such year (“PTOI”) less (2) a percentage of net assets as of the end of the immediately preceding year (“Net Assets”).
In determining EVA for a particular year:

(1) Net Assets will equal total assets less total liabilities, subject to adjustments to:

• Remove the Company’s primary aluminum segment;

• Remove discontinued operations;

• Eliminate fresh start adjustments for PP&E value and intangible assets, including the write-up of pre-emergence goodwill;

• Eliminate assets and liabilities of voluntary employee beneficiary associations;

• Exclude financing items;

• Exclude capital expenditures in progress;

• Add capitalized value of long-term leases;

• Add prorated value of capital projects and acquisitions larger than 1% of prior year Net Assets;

• Exclude any deferred income tax asset value;

• Exclude mark-to-market assets or liabilities associated with Fabricated Products; and

• Address other items as recommended by the Company’s Chief Executive Officer and approved by our Committee; and

(2) PTOI will be adjusted to:

• Exclude LIFO adjustments;

• Exclude mark to market and lower of cost or market adjustments at the corporate level on metal inventory on hand;

• Add back depreciation associated with step-down in property, plant and equipment resulting from the implementation of fresh start accounting;

• Amortize the following non-recurring activities over 36 months if the value exceeds one percent of Net Assets:

• Restructuring charges;

• Gains or losses resulting from asset dispositions;

• Labor stoppage costs; and

• Asset impairment charges; and

• Address other items as recommended by the Company’s Chief Executive Officer and approved by our Committee.

The 2009 — 2011 average annual EVA target is an amount specified by the Committee. The payout factor is calculated by dividing the average annual EVA of each year of the three year performance period by the average annual target

The threshold for vesting performance shares is an annual average EVA of zero. Payout at the target level (a payout factor of 1) is 50% of the performance shares, 100% of the performance shares are earned at 2X the average annual EVA target.

Determination of Number of	The number of Performance Shares which are earned will be determined as follows:
Performance Shares Which Are Earned:	• Following the end of each of 2009, 2010 and 2011, the Committee will certify EVA for such year based on the Company’s financial statements.

• Following the end of 2011, the Committee will also certify (1) the Average 2009-2011 EVA and (2) Average 2009-2011 EVA as a percentage of Target Average 2009-2011 EVA (the “Payout Multiplier”).

•    The number of Performance Shares which are earned will equal the product (rounded down to the nearest whole number) of (1) one-half of the number of Performance Shares granted hereunder (the “Target Performance Shares”) and (2) the Payout Multiplier; provided, however, such number will not exceed the number of Performance Shares granted hereunder.

The Committee will certify the Average 2009-2011 EVA and the Payout Multiplier not later than March 15, 2012.

Administrative Provisions:	Additional administrative provisions are reflected in the terms of the applicable grant documents.